Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present in May at

RBC Capital Markets’ Financial Institutions Conference

and Baird Growth Stock Conference

CHICAGO, April 28, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present on a panel at the RBC Capital Markets’ Financial Institutions Conference in Boston on Thursday, May 5, 2011, at 2:00 p.m. Eastern Time.  A live webcast of this presentation will be available at the following address: http://www.wsw.com/webcast/rbc131/panel3/.

The Company will also present at the Baird Growth Stock Conference in Chicago on Wednesday, May11, 2011, at 7:45 a.m. Central Time.  A live webcast of this presentation will be available at the following address: http://wsw.com/webcast/baird22/pvtb/.

Investors may also access the webcasts for the presentations at the Company’s website at www.theprivatebank.com during the conference time and for seven days following each conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2011, the Company had 34 offices in 10 states and $12.5 billion in assets. Our website is www.theprivatebank.com.

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